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H. F. Ahmanson & Company and Subsidiaries
Statement of Computation of Income Per Share
Exhibit 11

     Common stock equivalents identified by the Company in determining its primary income per common share are stock options and stock appreciation rights. In addition, common stock equivalents used in the determination of fully diluted income per common share include the effect, when such effect is not anti-dilutive, of the 6% Cumulative Convertible Preferred Stock,
Series D which is convertible into 11.8 million shares of Common Stock at
$24.335 per share of Common Stock.  The following is a summary of the calculation of income per common share:
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
                                                      For the Three Months Ended     For the Six Months Ended
                                                              June 30,                        June 30,
                                                     ---------------------------    ---------------------------
                                                        1996             1995          1996            1995
                                                     -----------     -----------    -----------     -----------
                                                           (dollars in thousands, except per share data)
Primary income (loss) per common share:

  Income before cumulative effect of accounting
    change                                           $    68,734     $    64,389    $   133,489     $   117,239
  Less accumulated dividends on preferred stock          (12,607)        (12,607)       (25,215)        (25,215)
                                                     -----------     -----------    -----------     -----------
  Income attributable to common shares before
    cumulative effect of accounting change                56,127          51,782        108,274          92,024
  Cumulative effect of change in accounting for
    goodwill                                                -               -              -           (234,742)
                                                     -----------     -----------    -----------     -----------
      Net income (loss) attributable to common
       shares                                        $    56,127     $    51,782    $   108,274     $  (142,718)
                                                     ===========     ===========    ===========     ===========
  Weighted average number of common shares
    outstanding                                      109,117,915     117,296,534    115,586,508     117,329,168
  Dilutive effect of outstanding common stock
    equivalents                                          898,298         757,783        846,250            -
                                                     -----------     -----------    -----------     -----------
  Weighted average number of common shares as
    adjusted for calculation of primary
    income (loss) per share                          110,016,213     118,054,317    112,432,758     117,329,168
                                                     ===========     ===========    ===========     ===========
  Primary income per common share before
    cumulative effect of accounting change           $      0.51     $      0.44    $      0.96     $      0.78
  Cumulative effect of change in accounting for
    goodwill                                                 -               -              -             (2.00)
                                                     -----------     -----------    -----------     -----------
      Primary income (loss) per common share         $      0.51     $      0.44    $      0.96     $     (1.22)
                                                     ===========     ============   ============    ============

Fully diluted income (loss) per common share:

  Income before cumulative effect of accounting
    change                                           $    68,734     $    64,389    $   133,489     $   117,239
  Less accumulated dividends on preferred
    stock                                                 (8,295)         (8,295)       (16,590)        (25,215)
                                                     -----------     -----------    -----------     -----------
  Income attributable to common shares before
    cumulative effect of accounting change                60,439          56,094        116,899          92,024
  Cumulative effect of change in accounting for
    goodwill                                                -               -              -           (234,742)
                                                     -----------     -----------    -----------     -----------
      Net income (loss) attributable to common
       shares                                        $    60,439     $    56,094    $   116,899     $  (142,718)
                                                     ===========     ===========    ===========     ===========
  Weighted average number of common shares
    outstanding                                      109,117,915     117,296,534    111,586,508     117,329,168
  Dilutive effect of outstanding common stock
    equivalents                                       12,980,282      12,635,521     12,999,186            -
                                                     -----------     -----------    -----------     -----------
  Weighted average number of common shares as
    adjusted for calculation of fully diluted
    income (loss) per share                          122,098,197     129,932,055    124,585,694     117,329,168
                                                     ===========     ===========    ===========     ===========
  Fully diluted income per common share before
    cumulative effect of accounting change           $      0.50     $      0.43    $      0.94     $      0.78
  Cumulative effect of change in accounting for
    goodwill                                                 -               -              -             (2.00)
                                                     -----------     -----------    -----------     -----------
      Fully diluted income (loss) per common
       share                                         $      0.50     $      0.43    $      0.94     $     (1.22)
                                                     ===========     ===========    ===========     ===========
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